Exhibit 10.4

CONSULTANT AGREEMENT

BETWEEN:

VIROPRO, Inc. a company legally constituted in the State of Nevada and having its Principal Executive Offices at 4480 Cote de Liesse Suite 355, Montreal Quebec, Canada, legally represented by Richard Lee;

(the “Company”) OF THE FIRST PART

AND:

Nathalie Laurier, a body politic, located at2997 avenue des Aristocrates, Laval Quebec;

(the “Consultant”) OF THE SECOND PART

WHEREAS the Company desires to employ the Consultant and the Consultant desires to accept such employment upon the terms and conditions set forth;

IN CONSIDERATION of the mutual covenants herein contained, the parties agree as follows:

1.

DUTIES

The Consultant agrees that she will at all times faithfully, industriously, and to the best of her skill, ability, experience and talents, perform all of the duties required in the commercialization of the Company through the acquisitions of revenue-producing companies primarily within the Life Sciences markets, which includes healthcare, and biotechnology. Acquisitions of revenue producing companies in other markets may also be considered by the Company. This business development activity will include market scanning, identification of international acquisition targets outside of Canada, data collection and the required feasibility analysis, placing the parties into an acquisition framework and conducting the necessary business discussions and negotiations which may be required to complete the acquisition process of a non-Canadian company.

It is also understood and agreed to by the Consultant that her assignment, duties and responsibilities and reporting arrangements may be changed without causing termination of this agreement, on mutual agreement of Consultant and Company.

The Consultant shall provide such consulting and advisory services as may from time to time be reasonably requested by management of the Company.

2.

TERM

The present agreement will be effective for a period of  three (3) months, starting on the 1st of December, 2004. This agreement may be renewable on the terms and conditions to be agreed upon by the parties.

3.

MONETARY

In consideration of, and in full payment for, the Services, the Company hereby agrees to issue to Consultant, subject to the provisions of this paragraph, an aggregate of 65,000 shares of the Company’s common stock, $.001 par value per share (the “Shares”); provided, however, that prior to issuance of any of the Shares, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the Shares.

4.

TERMINATION

This agreement may be terminated by either the Consultant or the Company at any time by giving a two week notice in writing.

5.

NOTICE

Any notice or other communication required or permitted to be given under this agreement shall be in writing and may be delivered personally of by prepaid registered mail, addressed in the case of the Company at 4480 Cote de Liesse Suite 355, Montreal Quebec, Canada,

Notice given by pre-paid registered mail shall be deemed to have been received by the Recipient on the fourth business day after mailing.

Either party may change the address to which Notice must be delivered upon simple written notice to the other party.

6.

CONFIDENTIAL INFORMATION AND TRADE SECRETS ¨PROPRIETARY INFORMATION¨

The Consultant shall not, either during the term of her Employment or at any time thereafter, disclose to any person, unless required by law, any secrets or confidential information, “Proprietary Information “ concerning the business or affairs or financial position of the Consultant or any company with which the Company is or may hereafter be affiliated.

“Proprietary Information“ shall not include any information which:

a)

The Company or its Representative possess on a non-confidential basis and not in contravention of any applicable law; or

b)

Is or becomes generally available through no fault of the Consultant; or

c)

Is received by the Consultant from an independent third party that is lawfully in the possession of same and under no obligation to Company with respect thereto; or

d)

Is required to be disclosed pursuant to application law or order of a court of competent jurisdiction; or

e)

Any information already known to the Consultant prior to entering into the present Employment Agreement.

7.

CLIENTELE AND/OR GOODWILL

At the end of the present agreement, all parties agreed that the Consultant will not keep her clientele and this without any recurs.

8.

 WAIVER

The waiver by either party of any breach or violation of any provision of this agreement shall not operate of be construed as a waiver of any subsequent breach or violation of it.

9.

 AMENDMENT OF CONTRACT

This agreement contains the whole of the agreement between the Company and the Consultant and there are no other warranties, representations, conditions or collateral agreements except as set forth in this agreement.

Any modification to this agreement must be in writing and signed by the parties hereto or it shall have no effect and shall be void.

10.

 SECTIONS AND HEADINGS

The headings in this agreement are inserted for convenience of reference only and shall not affect interpretation.

11.

 SEVERABILITY

If any provision of this agreement is determined to be invalid or unenforceable in whole or in part such invalidity or unenforceability  shall attached only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full forced and effect.

12.

 CHOICE OF LAW

The parties agree that this agreement be governed and interpreted according to the laws in force in the Province of Quebec, Canada.

The Consultant acknowledges that she has read and understands this agreement, and acknowledges that she has had the opportunity to obtain independent legal advice with respect to it.

BOTH PARTIES HAVE REVIEWED AND AGREED ON ALL THE ABOVE ISSUES; SIGNED IN MONTREAL, THIS  1st  OF December, 2004.

Consultant

VIROPRO, Inc.

/s/ Nathalie Laurier

/s/  Richard Lee_________

Nathalie Laurier

Richard Lee

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